UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2014

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices)

(former name or former address, if changed since last report)

(949) 260-8070

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2014, PREMIER HOLDING CORPORATION, a Nevada corporation (“Premier”) entered a Membership Purchase Agreement (“Agreement”) to acquire 85% of the membership interests of Lexington Power & Light, LLC (“LP&L”) from its owners.

Under the Agreement, Premier will acquire 85% of LP&L on the Closing Date for 7,500,000 shares of common stock and $500,000 in Promissory Notes, plus earn out payments based upon EBITDA milestones during the 12 months following the Closing Date. Under the Agreement, Premier has a contingent funding obligation of $1,000,000 of which $500,000 will be used as working capital for LP&L. Under the Agreement, Premier has the option to acquire the remaining 15% of LP&L until December 31, 2018 for $20,000,000 payable ½ in cash and ½ in common stock. Under the Agreement, Premier will limit its board of directors to five persons, with the members of LP&L having the right to appoint one board member.

A true and correct copy of the Membership Purchase Agreement for Lexington Power & Light is attached as Exhibit 10.1.

Item 5.03 Amendment to Bylaws

Under the Membership Purchase Agreement with the owners of LP&L, Premier agreed it will have 5 directors. A true and correct copy of the Bylaws, as amended, is attached hereto as Exhibit 3.2

Item 8.01 Other Events

On September 10, 2014, Premier issued a press release concerning signing of an agreement to acquire 85% of Lexington Power & Light, LLC and the related application to the Federal Energy Regulatory Commission (FERC).

A true and correct copy of the Press Release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

No.	Title
3.2	Bylaws, as amended
10.1	Membership Purchase Agreement for Lexington Power & Light
99.1	Press Release on Lexington Power & Light

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Randall Letcavage
Randall Letcavage
Date: September 12, 2014		Principal Executive Officer

List of Exhibits

3.2	Bylaws, as amended
10.1	Membership Purchase Agreement for Lexington Power & Light
99.1	Press Release on Lexington Power & Light September 10, 2014